Exhibit 99.1

Beyond Air® Reports Financial Results

for the First Quarter of Fiscal Year 2023

Initiated U.S. commercial launch of LungFit® PH for the treatment of term and near-term neonates with hypoxic respiratory failure, which received FDA approval on June 28, 2022

Will present data from the pilot study of at-home LungFit® GO for nontuberculous mycobacterial lung infection at the American College of Chest Physicians (CHEST) in October 2022

Anticipate dosing the first patient in the Phase I trial of ultra-high concentration gaseous NO (UNO) being conducted by Beyond Cancer™, the Company’s oncology affiliate, during the current quarter

Conference call scheduled for 4:30 p.m. ET today, August 11th

GARDEN CITY, N.Y., Aug. 11, 2022 – Beyond Air, Inc. (NASDAQ: XAIR), a medical device and biopharmaceutical company focused on developing inhaled nitric oxide (NO) for the treatment of patients with respiratory conditions, including serious lung infections and pulmonary hypertension, and, through its affiliate Beyond Cancer, ultra-high concentration nitric oxide (UNO) for the treatment of solid tumors, today announced financial results for its first fiscal quarter ended June 30, 2022.

“Our sales team has quickly ramped up the initial phase of the commercial launch for the LungFit® PH, which received FDA approval in late-June. This initial activity includes conducting product demonstrations at numerous U.S. hospitals, which we are pleased to report have generated positive feedback from the participating hospital staff. We are also highly encouraged by the feedback received during the medical conferences our team has attended since approval. The early success of this program and initial feedback received is expected to put us on schedule to equip the first small group of hospitals with LungFit® PH systems over the next several months. We look forward to the upcoming American Association for Respiratory Care (AARC) in November and encourage investors to come see us in New Orleans,” commented Steve Lisi, Chairman and Chief Executive Officer of Beyond Air. “We continue to expect to receive CE Mark for LungFit® PH in Europe during the second half of calendar year 2022. In addition, we are planning to submit a PMA supplement for an expanded cardiac label for the LungFit® PH system to the U.S. FDA.”

Recent Highlights and Upcoming Milestones

●	LungFit® PH

	○	Received U.S. FDA approval on June 28, 2022 to treat term and near-term neonates with hypoxic respiratory failure
	○	Initiated limited release phase of commercial launch, making it the first and only nitric oxide generator, delivery and monitoring system available in the U.S.; and already conducted numerous on-site demonstrations
	○	CE Mark anticipated to be received in the second half of calendar year 2022, which is expected to be followed by an international commercial partnership
	○	Expect to submit a PMA supplement for an expanded cardiac label for the LungFit® PH to the U.S. FDA prior to year-end 2022

●		LungFit® PRO

	○	Planning to initiate a U.S. trial for patients hospitalized with viral community-acquired pneumonia (VCAP), including COVID-19, in the fourth quarter of calendar year 2023, pending discussion with FDA
	○	Will present data in a poster session at an upcoming conference this Fall from the Company’s recently completed VCAP study

●		LungFit® GO

	○	Will present data from the pilot study of at-home LungFit® GO for nontuberculous mycobacterial (NTM) lung infection at CHEST 2022 in Nashville on October 17, 2022
	○	Expect to initiate a pilot study in COPD patients who are hospitalized due to an exacerbation in the fourth quarter of calendar 2023

●		Beyond Cancer’s Solid Tumor Program

	○	Anticipate dosing the first patient in a first-in-human Phase 1 study to assess the safety and efficacy of ultra-high concentration nitric oxide for the treatment of solid tumors in the current quarter

Financial Results for the fiscal quarter ended June 30, 2022

Research and development expenses for the fiscal quarter ended June 30, 2022 were $3.2 million, compared with $2.7 million for the fiscal quarter ended June 30, 2021.

General and administrative expenses for the fiscal quarter ended June 30, 2022 increased to $8.2 million, compared with $3.9 million for the fiscal quarter ended June 30, 2021. The increase is mainly attributable to the staffing and scaling up of Beyond Cancer in both the U.S. and Israel, as well as continued investments necessary to support the commercial launch of LungFit® PH in the U.S.

Other income and expense for the fiscal quarter ended June 30, 2022 was a loss of $0.2 million, compared with a loss of $0.2 million for the fiscal quarter ended June 30, 2021.

For the fiscal quarter ended June 30, 2022, the Company had a net loss of $11.7 million, of which $10.9 million, or ($0.37) per share, was attributable to the shareholders of Beyond Air, compared with a net loss of $6.7 million, or ($0.31) per share, for the fiscal quarter ended June 30, 2021.

As of June 30, 2022, the Company reported cash and cash equivalents of $72.8 million.

Net cash used in operations, including Beyond Cancer, was $6.8 million in the fiscal quarter ended June 30, 2022. This is below the quarterly cash burn guidance of $8.0 – 10.0 million. The Company expects to see the quarterly average cash burn during the fiscal year 2023 to fall within this range.

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Conference Call & Webcast

Thursday, August 11th @ 4:30 PM ET

Domestic:	1-866-652-5200
International:	1-412-317-6060
Passcode:	10169266
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1560124&tp_key=09d6f2fe5d or the Events page of the Company’s website (click here)

About Beyond Air, Inc.

Beyond Air, Inc. is a medical device and biopharmaceutical company dedicated to harnessing the power of nitric oxide (NO) through its revolutionary NO Generator and Delivery System, LungFit®, that uses NO generated from ambient air to deliver precise amounts of NO to the lungs for the potential treatment of a variety of pulmonary diseases. The LungFit can generate up to 400 ppm of NO, for delivery either continuously or for a fixed amount of time and has the ability to either titrate dose on demand or maintain a constant dose. The Company has received FDA approval for its first system, LungFit PH for persistent pulmonary hypertension of the newborn. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as community-acquired viral pneumonia (including COVID-19), nontuberculous mycobacteria (NTM) and severe lung infections in other settings. Additionally, Beyond Cancer, an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About Nitric Oxide (NO)

Nitric Oxide (NO) is a powerful molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens, including mycobacteria, viruses, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

About the LungFit®*

Beyond Air’s LungFit® is a cylinder-free, phasic flow nitric oxide generator and delivery system and has been designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 part per million (ppm) to 80 ppm. The LungFit® system could potentially replace large, high-pressure NO cylinders providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety with the elimination of NO2 purging steps, and other benefits. The LungFit® can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g. COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g. NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

* Beyond Air’s LungFit® PH is approved for commercial use only in the United States of America. Beyond Air’s other LungFit® systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

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About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About Community Acquired Viral Pneumonia

In adults, viruses have been identified as the causative agents in approximately 100 million cases of community-acquired pneumonia per year. While viral pneumonia in adults is most commonly caused by rhinovirus, respiratory syncytial virus (RSV) and influenza virus, newly emerging viruses (including SARS-CoV-1, SARS-CoV-2, avian influenza A, and H1N1 viruses) have been identified as pathogens contributing to the overall burden of adult viral pneumonia. Patients aged 65 years or older are at particular risk for death from the disease, as are patients with other underlying health conditions or weakened immune systems. There is no consensus regarding the use of antiviral drugs to treat viral pneumonia, and specific preventative measures are currently limited to the influenza vaccine. Given that current treatment recommendations are largely limited to supportive care, there is an unmet medical need for effective treatment options.

About NTM

Nontuberculous mycobacteria (NTM) infection is a rare and serious bacterial infection in the lungs causing debilitating pulmonary disease associated with high morbidity and mortality. NTM infection is acquired by inhaling aerosolized bacteria from the environment, and can lead to NTM lung disease, a progressive and chronic condition. According to the Cystic Fibrosis Foundation, 13% of U.S. cystic fibrosis patients had a positive culture for a NTM species in 2017. NTM is an emerging public health concern worldwide because of its multi-drug antibiotic resistance. Current treatment guidelines suggest a combination of multiple antibiotics dosed chronically for as long as two years. These complex, expensive and invasive regimens have a poor record in the treatment of Mycobacterium abscessus complex (MABSC) and refractory Mycobacterium avium complex (MAC) and have the potential to cause severe adverse events. Beyond Air’s system is designed to deliver 150 - 400 ppm NO to the lung, and early data indicate that this range of NO concentrations could have a positive effect on patients infected with NTM.

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About Bronchiolitis

The majority of hospital admissions of infants with bronchiolitis are caused by respiratory syncytial virus (RSV). RSV is a common and highly transmissible virus that infects the respiratory tract of most children before their second birthday. While most infants with RSV present with minor respiratory symptoms, a small percentage develop serious lower airway infections, termed bronchiolitis, which can become life-threatening. The absence of treatment options for bronchiolitis limits the care of these sick infants to largely supportive measures. Beyond Air’s system is designed to effectively deliver 150 - 400 ppm NO, for which preliminary studies indicate may eliminate bacteria, viruses, fungi, and other microbes from the lungs.

About Beyond Cancer: UNO Therapy for Solid Tumors

Cancer is the second leading cause of death globally, with tumor metastases responsible for approximately 90% of all cancer-related deaths. Current cancer treatment modalities generally include chemotherapy, immunotherapy, radiation, and/or surgery. Nitric oxide at ultra-high concentrations has been reported to show anticancer properties and to serve as a chemosensitizer and radiotherapy enhancer. Based on its current findings, Beyond Cancer is developing treatment protocols using ultra-high nitric oxide concentrations to ablate primary tumors and treat metastatic disease.

Forward Looking Statements

This press release contains “forward-looking statements” concerning inhaled nitric-oxide and the Company’s LungFit® product, including statements with regard to potential clinical and regulatory developments and the expected timing thereof, expected product launch for the Company’s LungFit® product and the timing thereof, and the potential impact on patients and hospitals and anticipated benefits associated with its use. Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “impacts,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our ability to successfully commercialize LungFit® PH in the U.S. in the planned timeframe; our ability to achieve a CE mark for LungFit® PH in the European Union; the risk that LungFit® PH may become subject to unfavorable pricing regulations, third-party payor reimbursement practices or healthcare reform initiatives; intense competition and rapid technological changes may adversely affect our ability to successfully commercialize LungFit® PH; if we are unable to establish sales and marketing capabilities or enter into agreements with third-parties to market and sell LungFit® PH, we may be unable to generate any revenue; LungFit® PH may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success, and the market opportunity for LungFit® PH may be smaller than we estimate; our ability to fund and the results of pre-clinical and clinical trials for our product candidates; obtaining, maintaining and protecting intellectual property utilized by our product and product candidates; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; obtaining regulatory approval for our product candidates; our short operating history; risks related to the COVID-19 pandemic and their effect on our business; and other risks identified and described in more detail in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and other filings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577

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BEYOND AIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	June 30, 2022	March 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$72,773	$80,242
Restricted cash	9,989	9,988
Inventory, net	686	350
Grant receivable	479	322
Other current assets and prepaid expenses	1,497	2,044
Total current assets	85,424	92,945
Licensed right to use technology	1,785	1,837
Right-of-use lease assets	2,354	2,216
Property and equipment, net	2,132	1,995
Other assets	209	207
TOTAL ASSETS	$91,904	$99,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,038	$1,129
Accrued expenses	8,213	8,374
Operating lease liability	290	281
Loan payable, current portion	619	927
Total current liabilities	10,160	10,712

Long-term liabilities
Operating lease liability	2,193	2,079
Long-term debt, net	200	200
Other long-term liabilities	8,000	8,000
Total liabilities	20,553	20,990

Stockholders’ equity
Preferred Stock, $0.0001 par value per share: 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common Stock, $0.0001 par value per share: 100,000,000 shares authorized, 29,888,004 and 29,886,173 shares issued and outstanding as of June 30, 2022 and March 31, 2022, respectively	3	3
Treasury stock	(25)	(25)
Additional paid-in capital	200,448	196,269
Accumulated deficit	(134,573)	(123,639)
Accumulated other comprehensive income	268	96
Total stockholders’ equity attributable to Beyond Air, Inc	66,120	72,704
Non-controlling interests	5,230	5,505
Total Equity	71,351	78,209
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$91,904	$99,199

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BEYOND AIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(amounts in thousands, except share and per share data)

(UNAUDITED)

	For the Three Months Ended
	June 30,
	2022	2021

License revenues	$-	$-

Operating expenses:

Research and development	3,226	2,741
General and administrative	8,214	3,850
Operating expenses	11,440	6,591

Operating loss	(11,440)	(6,591)

Other income (expense)
Interest expense	(48)	(162)
Foreign exchange gain / (loss)	(177)	10
Other income / (expense)	10	1
Total other expense	(215)	(152)

Benefit for income taxes	-	-

Net Loss	$(11,654)	$(6,743)

Less : net loss attributable to non-controlling interests	(720)	-

Net loss attributable to Beyond Air, Inc.	$(10,934)	$(6,743)

Foreign currency translation gain	172	-
Comprehensive loss attributable to Beyond Air, Inc.	$(10,762)	$(6,743)

Net basic and diluted loss per share attributable to Beyond Air, Inc.	$(0.37)	$(0.31)

Weighted average number of shares, outstanding basic and diluted	29,888,004	21,945,235

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